Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 15, 2010, with respect to the consolidated financial statements included in the Annual Report of Cobra Electronics Corporation on Form 10-K for the year ended December 31, 2009, which is incorporated by reference in this Registration Statement.  We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ Grant Thornton LLP

Chicago, Illinois

November 5, 2010